UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2007

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction	(Commission File Number)	(I.R.S.Employer
of incorporation)		Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 21, 2007, The Hanover Insurance Group, Inc. (the “Company”), as Borrower, entered into a Credit Agreement (the “Credit Agreement”) with Deutsche Bank AG New York Branch, as administrative agent, and other various lender parties. The Credit Agreement provides for a three-year unsecured revolving credit facility for the Company not to exceed $150,000,000 at any one time outstanding, with the option to increase the loan up to $200,000,000 in increments of $10,000,000 (assuming no default and satisfaction of other specified conditions). The Company may use the line of credit for general corporate purposes for itself and its subsidiaries. When the loan is an ABR Loan, interest on such a loan is payable quarterly, at a rate per annum equal to the ABR (the higher of the Prime Rate and ½ of 1% per annum above the Federal Funds Rate). When the loan is a Eurodollar Loan, interest on such a loan is payable quarterly, at a rate per annum equal to the Eurodollar Rate plus the applicable margin, which ranges from 0.350% to 0.750%, depending on the Company’s leverage ratio and credit rating. The Credit Agreement contains covenants that limit the Company’s and its subsidiaries’ ability, among other things, to incur or assume certain debt, grant liens on its property, merge or consolidate, dispose of assets, and materially change the nature or conduct of its business (except as provided by specified exceptions). The credit facility expires on June 21, 2010, with an option, subject to approval of the lender parties, to extend for an additional year.

The above summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement. A copy of the Credit Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K. As of June 21, 2007, there were no advances against this line of credit.

Item 9.01	Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

The following exhibits are furnished herewith.

Exhibit 10.1

Credit Agreement dated June 21, 2007 among The Hanover Insurance Group, Inc., Deutsche Bank AG New York Branch, as administrative agent, the other lenders named therein, Deutsche Bank Securities, Inc., as sole arranger and bookrunner, Bank of America, N.A., as syndication agent and Citibank, N.A., JPMorgan Chase Bank, N.A., and Sovereign Bank, as co-documentation agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc.

(Registrant)

Date: June 22, 2007	By:	/s/ J. Kendall Huber
J. Kendall Huber
Senior Vice President, General Counsel & Asst. Secretary

Exhibit Index

Exhibit Number	Description

Exhibit 10.1

Credit Agreement dated June 21, 2007 among The Hanover Insurance Group, Inc., Deutsche Bank AG New York Branch, as administrative agent, the other lenders named therein, Deutsche Bank Securities, Inc., as sole arranger and bookrunner, Bank of America, N.A., as syndication agent and Citibank, N.A., JPMorgan Chase Bank, N.A., and Sovereign Bank, as co-documentation agents.

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